UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006
STRATEX NETWORKS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15895 (Commission File Number)	77-0016028 (IRS Employer Identification No.)
120 Rose Orchard Way, San Jose, CA 95134
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 943-0777
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 1, 2006, the Board of Directors of Stratex Networks, Inc. (the “Company”) authorized an amendment of the terms of options granted to non-employee directors extending the period following cessation of service as a director during which options may be exercised from 3 months to 12 months.
On September 1, 2006, the Board of Directors of the Company authorized an amendment of the Employment Agreement between the Company and Thomas H. Waechter, President and Chief Executive Officer of the Company, dated May 16, 2006 (i) extending the period during which salary and other benefits continue following a termination without Cause or a resignation for Good Reason (other than following a Change of Control), as such capitalized terms are defined in the Employment Agreement, from 18 months to 24 months and (ii) extending the period following a Change of Control during which a termination without Cause or a resignation for Good Reason triggers an additional 12 months of salary and other benefit continuation from 18 months to 24 months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.

Date: September 7, 2006
	By:	/s/ Juan Otero

Juan Otero
General Counsel and Assistant Secretary